Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated January 8, 2014, with respect to the consolidated financial statements of PGS Consultoria e Serviços Ltda. for the year ended December 31, 2012 in the Registration Statements on Form S-8 (No. 333-183270 and No. 333-187035) of Bloomin’ Brands, Inc., appearing in this Current Report on Form 8-K/A of Bloomin’ Brands, Inc.

São Paulo, Brazil, January 17, 2014

ERNST & YOUNG
Auditores Independentes S.S.
CRC - 2SP015199/O-6

/s/ Julio Braga Pinto
Julio Braga Pinto
Accountant CRC-1SP209957/O-2